UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported): January 3, 2006 (December 30, 2005)

GUNDLE/SLT ENVIRONMENTAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	333-118278 (Commission File Number)	22-2731074 (IRS Employer Identification No.)
19103 Gundle Road
Houston, Texas 77073
(Address of Registrant’s principal executive offices)

(281) 443-8564
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 - Entry into a Material Definitive Agreement

On January 3, 2006, Gundle/SLT Environmental, Inc. (GSE) issued a press release announcing the acquisition of the operating assets of SL Limitada, (SL), a privately owned company located in Santiago and Antofagasta, Chile. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The acquisition was completed pursuant to an Asset Purchase Agreement, entered into December 30, 2005 for a total purchase price of $15.5 million, consisting of $11 million cash at closing (December 30, 2005) and $4.5 million payable over a five year period. See description of the $4.5 million obligation under Item 2.03 below, which is incorporated herein by reference.

Section 2 - Financial Information

Item 2.03 - Creation of a direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

In connection with the above referenced acquisition on December 30, 2005, GSE entered into a five year installment obligation with the Seller for $4.5 million, secured by a share pledge agreement for 30% of the equity of GSE Lining Technology Chile, S. A., an indirect wholly owned subsidiary of GSE. The installment obligation bears interest at 5% for the first two years, converting to a variable rate based on the London Interbank Offer Rates (LIBOR) for the remaining term. Payments are in five annual principal and interest amounts beginning on January 1, 2007.

Section 9 - Financial Statements and Exhibits

Item 9.01 - Financial Statements and Exhibits

(c)	Exhibits

99.1 - Gundle/SLT Environmental, Inc. Press Release dated January 3, 2006.

[Signature page follows]

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DATED this 3rd day of January, 2006.

GUNDLE/SLT ENVIRONMENTAL, INC.

By:	/s/ Kelvin R. Collard
Kelvin R. Collard
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit
99.1 —	Gundle/SLT Environmental, Inc. Press Release dated January 3, 2006.